Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Class A Common Shares, $0.0001 Per share, of Northern Lights Acquisition Corp. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: July 07, 2022	Ayrton Capital LLC

	By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Managing Member

Alto Opportunity Master Fund SPC – Segregated Master Portfolio B

	By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Managing Member

Verdun Investments LLC

By	Waqas Khatri

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Managing Member

Ayrton Capital LLC

By:	Waqas Khatri

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Managing Member